UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023

Dermata Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3525 Del Mar Heights Rd., #322 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

 (858) 800-2543

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

4.01 Changes in Registrant’s Certifying Accountant.

On July 28, 2023, Dermata Therapeutics, Inc. (the “Company”) was informed by Mayer Hoffman McCann P.C. (“MHM”), the Company’s current independent registered public accountant, that MHM would not stand for re-appointment for the fiscal year ending December 31, 2024. MHM will cease to serve as the Company’s independent registered public accountant upon the earliest of (i) the completion of MHM’s procedures on the audited financial statements of the Company and the filing of the Form 10-K as of and for the year ended December 31, 2023, (ii) the appointment of a new independent registered public accounting firm, or (iii) April 1, 2024. In light of MHM’s determination, the Audit Committee of the Company’s Board of Directors (the “Board”) has initiated a process to select a new firm to serve as the Company’s independent registered public accountant.

MHM’s audit reports on the Company's financial statements as of and for the years ended December 31, 2021 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except the audit report for the fiscal years ended December 31, 2021 and 2022, each contained a “going concern” explanatory paragraph.

During the years ended December 31, 2021 and 2022, and during the subsequent interim period through August 3, 2023, there were no (a) disagreements with MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to MHM's satisfaction, would have caused MHM to make reference to the subject matter thereof in connection with its reports for such periods; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided MHM with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from MHM a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of MHM’s letter dated August 3, 2023, is attached as Exhibit 16.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Company’s 2023 Annual Meeting of Stockholders held on August 3, 2023 (the “Annual Meeting”), the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s 2021 Omnibus Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized for issuance thereunder by 513,150 shares to 629,069 shares. The Board and the Compensation Committee of the Board previously approved the Amendment, subject to such stockholder approval.

A summary of the Amendment and the Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on June 23, 2023 (the “Proxy Statement”). The summary and the description above of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The matters voted on at the Annual Meeting were: (1) the election of three Class II directors; (2) the ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm; and (3) the approval of an amendment to the Plan to increase the number of shares of common stock authorized for issuance thereunder by 513,150 shares to 629,069 shares. The final voting results were as follows:

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1. The election of David Hale, Steven Mento, and Brittany Bradrick as Class II directors to hold office for a term of three years, until their successor is duly elected and qualified or they are otherwise unable to complete their term. The votes were cast for this matter as follows:

Nominee	For	Against	Broker Non-Votes
David Hale	463,516.75	255,950	750,505
Steven J. Mento, Ph.D.	463,698.75	255,768	750,505
Brittany Bradrick	687,187.75	32,279	750,505

2. The proposal to ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023, was approved based upon the following votes:

For	Against	Abstain
1,432,787.75	36,347	837

3. As described in Item 5.02 above, the proposal to approve an amendment to the Plan to increase the number of shares of common stock authorized for issuance thereunder by 513,150 shares to 629,069 shares was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
459,974.75	255,960	3,532	750,505

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Second Amendment to the Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan.
16.1	Letter of Mayer Hoffman McCann P.C. to the Securities and Exchange Commission, dated August 3, 2023.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMATA THERAPEUTICS, INC.

Dated: August 3, 2023	By:	/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer

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